                   [EL PASO ENERGY PARTNERS, L.P. LETTERHEAD]



FOR IMMEDIATE RELEASE




               EL PASO ENERGY PARTNERS REPORTS RECORD CASH FLOW,
                                 UP 63 PERCENT


HOUSTON, TEXAS, OCTOBER 22, 2001--El Paso Energy Partners, L.P. (NYSE:EPN) today reported record cash flow, as measured by adjusted earnings before interest, depreciation, and taxes (adjusted EBITDA), of $39.7 million for the third quarter of 2001, up 63 percent from $24.4 million in the third quarter of 2000. The improvement was driven by the first contribution from the Prince Platform, which began generating revenues in September, as well as significant contributions from EPN Texas' natural gas liquids (NGL) transportation and fractionation assets and Crystal Gas Storage, which were acquired from El Paso Corporation (NYSE:EPG) in March 2001 and September 2000, respectively.

         EPN's third quarter 2001 net income before non-recurring items was $13.4 million compared with $4.8 million reported for the 2000 third quarter. Earnings after income allocated to the General Partner and Series B Preference unitholders were $0.09 per unit, excluding non-recurring items, versus a loss of $0.02 per unit in the third quarter of 2000. The 2001 results include a non-recurring charge of $1.4 million to write off historical receivables of Deepwater Holdings' HIOS system. Earnings per unit for the 2000 quarter included only one month of allocation to the Series B Preference Units and were based on fewer common units outstanding. Reported net income and earnings per unit, which include the non-recurring item, were $12.0 million and $0.05, respectively.

         On October 18, 2001, EPN announced that it had acquired the Chaco cryogenic natural gas processing facility located in the San Juan Basin of northern New Mexico and the additional 50-percent interest in Deepwater Holdings, which owns natural gas pipelines in the western Gulf of Mexico, for $284 million. These assets are expected to generate EBITDA of at least $40 million in 2002.

         "We are pleased to report another quarter of record cash flow, reflecting the solid performance of each of our businesses," said Robert G. Phillips, chief executive officer of El Paso Energy Partners. "Through the third quarter and including our recent acquisitions,




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EL PASO ENERGY PARTNERS REPORTS RECORD CASH FLOW, UP 63 PERCENT
PAGE 2




we have completed capital expenditures of $520 million, exceeding our targeted 2001 investment goal for EPN. As a result of these successes we have increased cash flow, net income and distributions to unitholders pursuant to our growth strategy."

         "We have also recently announced agreements that will bring additional Deepwater Trend production into our existing pipeline assets in the Gulf of Mexico," Phillips continued. "Deepwater development activities are creating numerous opportunities for EPN to provide the platform and oil and gas transportation services in which we specialize. These organic growth projects, in combination with our aggressive acquisition strategy, further solidify EPN's diversified asset base and position the partnership to continue its strong cash flow and earnings growth."

         On October 15, 2001, El Paso Energy Partners declared a cash distribution of $0.6125 per common unit for the period from July 1, 2001 through September 30, 2001. The distribution is payable November 15, 2001 to unitholders of record at the close of business on October 31, 2001. This represents an annualized distribution of $2.45 per year and an increase of more than 11 percent over the third quarter 2000 distribution of $0.55 per unit.

                                 SEGMENT RESULTS

         Natural Gas Gathering and Transportation adjusted EBITDA was $14.2 million for the third quarter of 2001, up 17 percent from $12.1 million in the 2000 quarter, reflecting a 6-percent increase in volumes and higher distributions from Deepwater Holdings. Volumes on EPN's Intrastate-Alabama system were comparable to those of the third quarter of 2000. Lower Viosca Knoll volumes reflect normal seasonal production declines and downtime associated with tropical storm activity. EPN recently announced agreements that will connect the Matterhorn, Camden Hills, Aconcagua, and Medusa Deepwater Trend discoveries to its Viosca Knoll gathering system.

         Liquid Transportation and Handling adjusted EBITDA was $13.3 million, more than double the $6.5 million reported in 2000. The increase reflects EPN Texas' NGL operations, which were acquired by the partnership in the first quarter of 2001. Segment



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EL PASO ENERGY PARTNERS REPORTS RECORD CASH FLOW, UP 63 PERCENT
PAGE 3



volumes increased 24 percent to 235,000 barrels per day (Bbl/d), due to higher NGL asset volumes, offset by lower oil transportation volumes.

         Platform Services adjusted EBITDA was $7.9 million in the 2001 third quarter, up 22 percent from $6.5 million in the 2000 period. Platform natural gas volumes increased 38 percent to 181 thousand dekatherms per day (Mdth/d), compared with 131 Mdth/d in the third quarter of 2000. Platform oil volumes increased 8 percent to 5,055 Bbl/d. Third quarter 2001 results include the first month of revenue for EPN's Prince Tension Leg Platform. Production from the first of the five wells dedicated to Prince began on September 26. The well is currently producing approximately 7,000 Bbl/d and 7 Mdth/d. Work to complete the remaining four wells is underway.

         Storage Services adjusted EBITDA was $3.5 million for the third quarter of 2001 compared with $0.9 million in 2000, reflecting a full quarter of operations in 2001. EPN entered the natural gas storage services business through the acquisition of the Crystal assets in September 2000. During the quarter, work continued on the expansion of Petal Caverns #6 and #7 and the Petal storage interconnect to Tennessee Gas Pipeline.

         Oil and Natural Gas Production adjusted EBITDA was $0.8 million compared with $3.4 million in the 2000 quarter. The decrease was attributable to lower oil and natural gas production volumes.

                                 CONFERENCE CALL

         EPN has scheduled a conference call to discuss third quarter results on Monday, October 22, 2001, at 9:30 a.m. Eastern Time, 8:30 a.m. Central Time. To participate, please dial 973-321-1020 ten minutes prior to the call or listen to a replay through October 29 by dialing 973-341-3080 (code 2890578). A live Web cast and audio replay of the call will be available online at www.elpasopartners.com. Operating statistics are also available on the Web site.

         El Paso Energy Partners, L.P. is a publicly owned master limited partnership. The partnership owns and operates a diversified set of midstream assets, including five offshore natural gas and oil pipelines and six production handling platforms located in the Gulf of Mexico. In addition, the partnership owns and operates a strategically located salt dome



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EL PASO ENERGY PARTNERS REPORTS RECORD CASH FLOW, UP 63 PERCENT
PAGE 4



storage facility with 7.2 billion cubic feet of current storage capacity in Mississippi, a 450-mile coal bed methane gathering system in Alabama, more than 600 miles of natural gas liquids gathering and transportation pipelines and three fractionation plants located in south Texas, and a 700-thousand dekatherm per day cryogenic gas processing facility in the San Juan Basin of New Mexico. Visit El Paso Energy Partners on the Web at www.elpasopartners.com.




            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The partnership has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the partnership makes these statements and projections in good faith, neither the partnership nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the partnership's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.

                                       ###

CONTACTS:

   Communications & Government Affairs             Investor Relations
   -----------------------------------             ------------------
   Norma F. Dunn                                   Sandra M. Ryan
   Senior Vice President                           Director
   Office:  (713) 420-3750                         Office:  (832) 676-5371
   Fax:     (713) 420-3632                         Fax:     (832) 676-1195

                          EL PASO ENERGY PARTNERS, L.P.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)
                                   (Unaudited)



                                                                              QUARTER                      NINE MONTHS
                                                                         ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                                                    ---------------------------    ----------------------------
                                                                        2001           2000             2001          2000
Operating Revenue                                                   $     43,126   $     29,642    $    142,615    $     75,404

Operating Expense
  Cost of Gas and Other Products                                          11,124          8,981          44,888          14,933
  Operation and maintenance                                                5,855          3,675          21,364           7,208
  Depreciation, depletion, and amortization                                8,040          6,954          24,414          20,418
  Asset Impairment                                                            --             --           3,921              --
                                                                    ------------   ------------    ------------    ------------
                                                                          25,019         19,610          94,587          42,559
                                                                    ------------   ------------    ------------    ------------

Operating Income                                                          18,107         10,032          48,028          32,845

Earnings from unconsolidated affiliates                                    3,003          6,215           2,659          16,287
Net gain (loss) on sales of assets                                           511            150         (10,740)            150
Other income                                                                 565            143          26,922           1,310
                                                                    ------------   ------------    ------------    ------------
                                                                           4,079          6,508          18,841          17,747
                                                                    ------------   ------------    ------------    ------------

Income before interest, income, taxes and other charges                   22,186         16,540          66,869          50,592

Interest and debt expense                                                 10,149         11,774          29,915          35,524
Minority interest                                                             --            (14)            100             121
Income tax benefit                                                            --            (82)             --            (221)
                                                                    ------------   ------------    ------------    ------------
                                                                          10,149         11,678          30,015          35,424
                                                                    ------------   ------------    ------------    ------------

Reported net income                                                 $     12,037   $      4,862    $     36,854    $     15,168
                                                                    ============   ============    ============    ============
Adjusted net income (a)                                             $     13,401   $      4,862    $     42,968    $     15,168
                                                                    ============   ============    ============    ============

Net Income allocated to General Partner                                    5,814          4,114          16,413          10,968
Net Income allocated to Series B unitholders                               4,538          1,417          13,324           1,417
Net Income allocated to Limited Partners                                   1,685           (669)          7,117           2,783
                                                                    ------------   ------------    ------------    ------------
                                                                          12,037          4,862          36,854          15,168
                                                                    ============   ============    ============    ============

Weighted average number of units outstanding                              34,245         31,229          33,438          28,429
                                                                    ------------   ------------    ------------    ------------
Reported basic and diluted net income per unit                      $       0.05   $      (0.02)   $       0.21    $       0.10
                                                                    ============   ============    ============    ============
Adjusted basic and diluted net income per unit (a)                  $       0.09   $      (0.02)   $       0.38    $       0.10
                                                                    ============   ============    ============    ============



                                                                             QUARTER                       NINE MONTHS
                                                                        ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                                    ---------------------------    ----------------------------
ADJUSTED EBITDA                                                         2001           2000            2001            2000
EBIT                                                                $     22,186   $     16,540    $     66,869    $     50,592
Less:  Earnings from Unconsolidated Affiliates                             3,003          6,215           2,659          16,287
Plus:  Depreciation, Depletion and Amortization                            8,040          6,954          24,414          20,418
            Cash Distributions from Unconsolidated Affiliates             10,680          7,732          27,862          23,216
            Net impact of one time items (b)                                  --             --         (10,232)             --
  Other                                                                    1,798           (600)          5,590          (1,214)
                                                                    ------------   ------------    ------------    ------------
            Adjusted EBITDA                                         $     39,701   $     24,411    $    111,844    $     76,725
                                                                    ============   ============    ============    ============


(a) Third quarter 2001 excludes $(1.4) million, or $(0.04) per unit, which relates to a charge for historical receivables on Deepwater Holdings' HIOS system. Year to date 2001 excludes $(6.1) million, or $(0.18) per unit, consisting of $(26.2) million, or $(0.78) per unit in losses on sales of assets related to El Paso Corporation's merger with Coastal, an asset impairment of $(3.9) million, or $(0.12) per unit, and a charge for historical receivables on Deepwater Holdings' HIOS system of $(1.4) million, or $(0.04) per unit, offset by $25.4 million, or $0.76 per unit, related to the make whole payment from El Paso Corporation.

(b) Year to date consists of $(11.3) million in losses on the sales of assets related to El Paso Corporation's merger with Coastal, an asset impairment of $(3.9) million, offset by $25.4 million related to the make whole payment from El Paso Corporation.